EXHIBIT 99.1

Contact at 214-432-2000
Michael R. Haack
President & CEO
D. Craig Kesler
Executive Vice President & CFO
Robert S. Stewart
Executive Vice President

News For Immediate Release

EAGLE MATERIALS REPORTS FIRST QUARTER RESULTS

DALLAS, TX (July 28, 2021) Eagle Materials Inc. (NYSE: EXP) today reported financial results for the first quarter of fiscal 2022 ended June 30, 2021. Notable items for the quarter are highlighted below. (Unless otherwise noted, all comparisons are with the prior year’s fiscal first quarter):

First Quarter Fiscal 2022 Highlights

•	Record revenue of $476 million, up 11%

•	Net earnings per diluted share of $2.25, down 3%

•	Prior year results benefitted from a $52.0 million, or $0.93 per share, gain on the sale of our northern California concrete and aggregates businesses

•	Eagle repurchased approximately 426,000 shares of its common stock

Commenting on the first quarter results, Michael Haack, President and CEO, said, “Fiscal 2022 is off to a good start for Eagle. In the first quarter we achieved record revenue of $476 million and net earnings per diluted share of $2.25. These results reflect strong market demand in both of our major business lines and exceptional operational execution by our team. Our Wallboard business continues to benefit from robust residential construction activity across our markets, and our Cement business benefited from sustained high levels of infrastructure spending. Gross margin increased to 26.6%, an improvement of 260 basis points over the prior year, in spite of heavy rainfall in our Texas markets, which resulted in lower Cement sales volume, and additional Cement maintenance costs this quarter compared with a year ago.”

Mr. Haack continued, “We expect underlying market conditions to remain strong as the US economy recovers, and we are well-positioned to continue to benefit from this growth. On July 1, 2021, we completed the issuance of $750 million of 10-year senior notes with an interest rate of 2.50%, which further strengthened our capital structure. We also restarted our share repurchase program and repurchased approximately 426,000 shares of our common stock during the quarter. With Eagle’s excellent balance sheet and steadfast execution of our operating strategies, we are extremely well-positioned for a strong fiscal 2022.”

Segment Financial Results

Heavy Materials: Cement, Concrete and Aggregates

Revenue in the Heavy Materials sector, which includes Cement, Concrete and Aggregates, Joint Venture and intersegment Cement revenue, was $315.0 million, a 3% improvement. Heavy Materials operating earnings also increased 3% to $67.9 million primarily because of improved Cement sales prices.

Cement revenue, including Joint Venture and intersegment revenue, was up 3% to $270.3 million. Operating earnings were also up 3% to a record $62.5 million. These increases reflect improved Cement quarterly sales prices, partially offset by lower Cement sales volume. The average net Cement sales price for the quarter was up 7% to $116.34 per ton. Cement sales volume for the quarter was down 2% to 2.0 million tons, mainly because of heavy rainfall in Texas during the quarter.

Concrete and Aggregates revenue increased 2% to $44.8 million, reflecting improved Concrete and Aggregates prices, partially offset by lower Aggregates sales volume. First quarter operating earnings decreased 1% to $5.3 million, reflecting lower Aggregates sales volume partially offset by improved Concrete and Aggregates net sales prices.

Light Materials: Gypsum Wallboard and Paperboard

Revenue in the Light Materials sector, which includes Gypsum Wallboard and Paperboard, increased 25% to $191.3 million, reflecting higher Wallboard sales volume and prices. Gypsum Wallboard sales volume increased 8% to 763 million square feet (MMSF), while the average Gypsum Wallboard net sales price increased 21% to $176.79 per MSF.

Paperboard sales volume increased 9% to a record 84,000 tons. The average Paperboard net sales price in the quarter was $498.49 per ton, up 8%, consistent with the pricing provisions in our long-term sales agreements.

Operating earnings were $66.6 million in the sector, an increase of 51%, reflecting increased Wallboard sales volume and pricing.

Details of Financial Results

We conduct one of our cement plant operations through a 50/50 joint venture, Texas Lehigh Cement Company LP (the Joint Venture). We use the equity method of accounting for our 50% interest in the Joint Venture. For segment reporting purposes only, we proportionately consolidate our 50% share of the Joint Venture’s revenue and operating earnings, which is consistent with the way management organizes the segments within the Company for making operating decisions and assessing performance.

In addition, for segment reporting purposes, we report intersegment revenue as a part of a segment’s total revenue. Intersegment sales are eliminated on the income statement. Refer to Attachment 3 for a reconciliation of these amounts.

On September 18, 2020, the Company sold its Oil and Gas Proppants business to Smart Sand, Inc. The prior-year financial results of the Oil and Gas Proppants segment have been classified as Discontinued Operations on the Consolidated Statement of Earnings. The assets and liabilities of the Oil and Gas Proppants segment have been reflected on separate lines for Discontinued Operations on the Consolidated Balance Sheet.

About Eagle Materials Inc.

Eagle Materials Inc. manufactures and distributes Portland Cement, Gypsum Wallboard, Recycled Gypsum Paperboard, and Concrete and Aggregates from more than 70 facilities across the US. Eagle’s corporate headquarters is in Dallas, Texas.

Eagle’s senior management will conduct a conference call to discuss the financial results, forward looking information and other matters at 8:30 a.m. Eastern Time (7:30 a.m. Central Time) on Wednesday, July 28, 2021. The conference call will be webcast simultaneously on the Eagle website, eaglematerials.com. A replay of the webcast and the presentation will be archived on the site for one year.

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Forward-Looking Statements. This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the context of the statement and generally arise when the Company is discussing its beliefs, estimates or expectations. These statements are not historical facts or guarantees of future performance but instead represent only the Company’s belief at the time the statements were made regarding future events which are subject to certain risks, uncertainties and other factors, many of which are outside the Company’s control. Actual results and outcomes may differ materially from what is expressed or forecast in such forward-looking statements. The principal risks and uncertainties that may affect the Company’s actual performance include the following: the cyclical and seasonal nature of the Company’s businesses; public infrastructure expenditures; adverse weather conditions; the fact that our products are commodities and that prices for our products are subject to material fluctuation due to market conditions and other factors beyond our control; availability of raw materials; changes in the costs of energy, including, without limitation, natural gas, coal and oil, and the nature of our obligations to counterparties under energy supply contracts, such as those related to market conditions (such as fluctuations in spot market prices), governmental orders and other matters; changes in the cost and availability of transportation; unexpected operational difficulties, including unexpected maintenance costs, equipment downtime and interruption of production; material nonpayment or non-performance by any of our key customers; fluctuations in or changes in the nature of activity in the oil and gas industry; inability to timely execute announced capacity expansions; difficulties and delays in the development of new business lines; governmental regulation and changes in governmental and public policy (including, without limitation, climate change and other environmental regulation); possible outcomes of pending or future litigation or arbitration proceedings; changes in economic conditions specific to any one or more of the Company’s markets; severe weather conditions (such as winter storms, tornados and hurricanes) on our facilities, operations and contractual arrangements with third parties; competition; cyber-attacks or data security breaches; announced increases in capacity in the gypsum wallboard and cement industries; changes in the demand for residential housing construction or commercial construction or construction projects undertaken by state or local governments; risks related to pursuit of acquisitions, joint ventures and other transactions or the execution or implementation of such transactions, including the integration of operations acquired by the Company; general economic conditions; and interest rates. For example, increases in interest rates, decreases in demand for construction materials or increases in the cost of energy (including, without limitation, natural gas, coal and oil) could affect the revenue and operating earnings of our operations. In addition, changes in national or regional economic conditions and levels of infrastructure and construction spending could also adversely affect the Company’s result of operations. Finally, any forward-looking statements made by the Company are subject to the risks and impacts associated with natural disasters, pandemics or other unforeseen events, including, without limitation, the COVID-19 pandemic and responses thereto designed to contain its spread and mitigate its public health effects, as well as their impact on economic conditions, capital and financial markets. The COVID-19 pandemic and responses thereto may disrupt our business and are likely to have an adverse effect on demand for our products, attributable to, among other things, reductions in consumer spending, increases in unemployment and decreases in revenues and construction budgets of state or local governments. These and other factors are described in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2021 and subsequent quarterly and annual reports upon filing. These reports are filed with the Securities and Exchange Commission. All forward-looking statements made herein are made as of the date hereof, and the risk that actual results will differ materially from expectations expressed herein will increase with the passage of time. The Company undertakes no duty to update any forward-looking statement to reflect future events or changes in the Company’s expectations.

For additional information, contact at 214-432-2000.

Michael R. Haack

President and Chief Executive Officer

D. Craig Kesler

Executive Vice President and Chief Financial Officer

Robert S. Stewart

Executive Vice President, Strategy, Corporate Development and Communications

Attachment 1	Consolidated Statement of Earnings
Attachment 2	Revenue and Earnings by Lines of Business
Attachment 3	Sales Volume, Net Sales Prices and Intersegment and Cement Revenue
Attachment 4	Consolidated Balance Sheets
Attachment 5	Depreciation, Depletion and Amortization by Lines of Business

Attachment 1

Eagle Materials Inc.

Consolidated Statement of Earnings

(dollars in thousands, except per share data)

(unaudited)

	Quarter Ended June 30,
	2021	2020
Revenue	$475,770	$426,989
Cost of Goods Sold	349,259	324,692

Gross Profit	126,511	102,297
Equity in Earnings of Unconsolidated JV	7,970	7,796
Corporate General and Administrative Expenses	(9,468)	(17,789)
Gain on Sale of Businesses	—	51,973
Other Non-Operating Income	3,678	(309)

Earnings from Continuing Operations before Interest and Income Taxes	128,691	143,968
Interest Expense, net	(6,972)	(14,041)

Earnings from Continuing Operations before Income Taxes	121,719	129,927
Income Tax Expense	(26,392)	(32,836)

Net Earnings from Continuing Operations	$95,327	$97,091
Loss from Discontinued Operations, net of tax	$—	$(885)

Net Earnings	$95,327	$96,206

BASIC EARNINGS (LOSS) PER SHARE
Continuing Operations	$2.27	$2.34
Discontinued Operations	$—	$(0.02)

Net Earnings	$2.27	$2.32

DILUTED EARNINGS (LOSS) PER SHARE
Continuing Operations	$2.25	$2.33
Discontinued Operations	$—	$(0.02)

Net Earnings	$2.25	$2.31

AVERAGE SHARES OUTSTANDING
Basic	42,028,619	41,410,794

Diluted	42,437,366	41,563,268

Attachment 2

Eagle Materials Inc.

Revenue and Earnings by Lines of Business

(dollars in thousands)

(unaudited)

	Quarter Ended June 30,
	2021	2020
Revenue*
Heavy Materials:
Cement (Wholly Owned)	$239,731	$230,080
Concrete and Aggregates	44,754	44,084

	284,485	274,164
Light Materials:
Gypsum Wallboard	$166,267	$130,150
Gypsum Paperboard	25,018	22,675

	191,285	152,825

Total Revenue	$475,770	$426,989

Segment Operating Earnings
Heavy Materials:
Cement (Wholly Owned)	$54,577	$52,659
Cement (Joint Venture)	7,970	7,796
Concrete and Aggregates	5,344	5,418

	67,891	65,873
Light Materials:
Gypsum Wallboard	$63,253	$41,325
Gypsum Paperboard	3,337	2,895

	66,590	44,220

Sub-total	134,481	110,093

Corporate General and Administrative Expense	(9,468)	(17,789)
Gain on Sale of Businesses	—	51,973
Other Non-Operating Income	3,678	(309)

Earnings from Continuing Operations before Interest and Income Taxes	$128,691	$143,968

*	Excluding Intersegment and Joint Venture Revenue listed on Attachment 3

Attachment 3

Eagle Materials Inc.

Sales Volume, Net Sales Prices and Intersegment and Cement Revenue

(dollars in thousands, except per ton data)

(unaudited)

	Sales Volume
	Quarter Ended June 30,
	2021	2020	Change
Cement (M Tons):
Wholly Owned	1,852	1,866	-1%
Joint Venture	184	219	-16%

	2,036	2,085	-2%
Concrete (M Cubic Yards)	348	348	-%
Aggregates (M Tons)	361	475	-24%
Gypsum Wallboard (MMSFs)	763	704	+8%
Paperboard (M Tons):
Internal	36	30	+20%
External	48	47	+2%

	84	77	+9%

	Average Net Sales Price*
	Quarter Ended June 30,
	2021	2020	Change
Cement (Ton)	$116.34	$109.10	+7%
Concrete (Cubic Yard)	$118.19	$113.61	+4%
Aggregates (Ton)	$9.93	$9.77	+2%
Gypsum Wallboard (MSF)	$176.79	$146.28	+21%
Paperboard (Ton)	$498.49	$461.87	+8%

*	Net of freight and delivery costs billed to customers

	Intersegment and Cement Revenue
	Quarter Ended June 30,
	2021	2020
Intersegment Revenue:
Cement	$7,833	$6,031
Concrete and Aggregates	—	106
Paperboard	18,249	14,069

	$26,082	$20,206

Cement Revenue:
Wholly Owned	$239,731	$230,080
Joint Venture	22,691	25,300

	$262,422	$255,380

Attachment 4

Eagle Materials Inc.

Consolidated Balance Sheets

(dollars in thousands)

(unaudited)

	June 30,		March 31,
	2021	2020	2021*
ASSETS
Current Assets –
Cash and Cash Equivalents	$306,542	$199,441	$263,520
Restricted Cash	5,000	—	5,000
Accounts and Notes Receivable, net	187,411	193,733	147,133
Inventories	217,052	242,658	235,749
Federal Income Tax Receivable	—	123,709	2,838
Prepaid and Other Assets	15,298	10,614	7,449
Current Assets of Discontinued Operations	—	1,438	—

Total Current Assets	731,303	771,593	661,689

Property, Plant and Equipment, net	1,641,063	1,720,791	1,659,100
Investments in Joint Venture	76,369	72,254	75,399
Operating Lease Right-of-Use Asset	24,776	28,949	25,811
Notes Receivable	8,485	9,068	8,419
Goodwill and Intangibles	391,211	395,673	392,315
Assets from Discontinued Operations	—	6,527	—
Other Assets	17,623	10,309	15,948

	$2,890,830	$3,015,164	$2,838,681

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities –
Accounts Payable and Accrued Liabilities	$171,870	$153,682	$163,011
Income Taxes Payable	11,016	32,130
Operating Lease Liabilities	6,127	6,899	6,343
Current Liabilities of Discontinued Operations	—	7,322	—

Total Current Liabilities	189,013	200,033	169,354

Long-term Liabilities	73,665	77,597	75,735
Bank Credit Facility	—	485,000	—
Bank Term Loan	662,487	661,160	662,186
4.500% Senior Unsecured Notes due 2026	346,548	345,928	346,430
Deferred Income Taxes	227,785	162,940	225,986
Liabilities from Discontinued Operations	—	14,548	—
Stockholders’ Equity –
Preferred Stock, Par Value $0.01; Authorized 5,000,000 Shares; None Issued	—	—	—
Common Stock, Par Value $0.01; Authorized 100,000,000 Shares; Issued and Outstanding 42,101,619; 41,756,684 and 42,370,878 Shares, respectively	421	418	424
Capital in Excess of Par Value	10,035	14,571	62,497
Accumulated Other Comprehensive Losses	(3,413)	(3,302)	(3,440)
Retained Earnings	1,384,289	1,056,271	1,299,509

Total Stockholders’ Equity	1,391,332	1,067,958	1,358,990

	$2,890,830	$3,015,164	$2,838,681

*	From audited financial statements

Attachment 5

Eagle Materials Inc.

Depreciation, Depletion and Amortization by Lines of Business

(dollars in thousands)

(unaudited)

The following table presents Depreciation, Depletion and Amortization by lines of business for the quarters ended June 30, 2021 and 2020:

	Depreciation, Depletion and Amortization
	Quarter Ended June 30,
	2021	2020
Cement	$19,531	$19,243
Concrete and Aggregates	2,578	2,721
Gypsum Wallboard	5,396	5,200
Paperboard	3,668	3,352
Corporate and Other	771	1,300

	$31,944	$31,816